SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

Filed	by the Registrant ☒
Filed	by a Party other than the Registrant ☐

Check	the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

VALASSIS COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment	of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement:

(3)	Filing Party:

(4)	Date Filed:

VALASSIS COMMUNICATIONS, INC.
19975 VICTOR PARKWAY
LIVONIA, MI 48152

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

TO BE HELD MAY 14, 2002

The Annual Meeting of Stockholders of Valassis Communications, Inc. (“Valassis” or the “Company”) will be held at Valassis Corporate Headquarters, 19975 Victor Parkway, Livonia, Michigan 48152 on the 14th day of May, 2002, at 9:00 a.m. (Eastern Daylight Time), to:

(1)	elect nine directors to the Company’s Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

(2)	approve the Company’s 2002 Long-Term Incentive Plan;

(3)	ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the 2002 fiscal year; and

(4)	transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 20, 2002 as the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. Each share of the Company’s Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

ALL HOLDERS OF THE COMPANY’S COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE.

By Order of the Board of Directors,

BARRY P. HOFFMAN Secretary

April 15, 2002

VALASSIS COMMUNICATIONS, INC.
PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 14, 2002

INTRODUCTION

This Proxy Statement is being furnished to stockholders of record of Valassis Communications, Inc. (“Valassis” or the “Company”) as of March 20, 2002 (“Record Date”), in connection with the solicitation by the Board of Directors of Valassis of proxies for the 2002 Annual Meeting of Stockholders (“Annual Meeting”) to be held at Valassis Corporate Headquarters, 19975 Victor Parkway, Livonia, Michigan 48152 on May 14, 2002 at 9:00 a.m. (Eastern Daylight Time), or at any and all adjournments thereof, for the purposes stated in the Notice of Annual Meeting. The approximate date of mailing of this Proxy Statement and the enclosed form of proxy is April 15, 2002.

OUTSTANDING STOCK AND VOTING RIGHTS

The Board of Directors has fixed the close of business on March 20, 2002 as the Record Date for the determination of stockholders entitled to notice of the Annual Meeting, and only holders of record of the Common Stock, par value $.01 per share (“Common Stock”), of the Company on that date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 53,854,188 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

The presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. Abstentions and broker non-votes are not counted in the election of directors. For all other items to be considered at the Annual Meeting, shares represented by proxies which are marked “abstain” will be counted as part of the total number of votes cast on such proposals, whereas broker non-votes will not be counted as part of the total number of votes cast on such proposals. Thus, abstentions will have the same effect as votes against any given proposal, whereas broker non-votes will have no effect in determining whether any given proposal has been approved by the stockholders.

On April 1, 1999, a committee of the Board of Directors of the Company declared a three-for-two stock split that was effected in the form of a special distribution on May 12, 1999 to stockholders of record as of April 16, 1999 (the “Stock Split”). All shares of Common Stock reported in this Proxy Statement, including percentages of stock ownership, amount and exercise prices of outstanding stock options, shares reserved under the Company’s employee benefit plans and stockholdings of executive officers, directors and 5% beneficial holders takes into effect the Stock Split.

If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the stockholder signing it, either by delivering written notice of revocation to the Secretary of the Company, or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof.

Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted in favor of the nominees for election as directors named below and for the other proposals referred to below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the Company’s knowledge, as of February 20, 2002, the only persons (including “groups” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who beneficially own more than 5% of the Company’s Common Stock are the following:

Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class
Common Stock	Goldman Sachs Asset Management(1) 32 Old Slip New York, New York 10005	4,463,386	8.3%

Common Stock	Ariel Capital Management, Inc.(2)	4,448,195	8.3%

Common Stock	Janus Capital Corporation(3) 100 Fillmore Street Denver, Colorado 80206	3,863,606	7.2%

Common Stock	Wallace R. Weitz & Company(4) 1125 South 103 rd Street, Suite 600 Omaha, Nebraska 68124	3,391,950	6.3%

Common Stock	Neuberger Berman, Inc.(5)	3,204,546	6.0%

(1)
According to information contained in a Schedule 13G filing with the Securities and Exchange Commission (“SEC”) on February 14, 2002, Goldman Sachs Asset Management (“GS”) has sole voting power with respect to 3,108,586 shares of Common Stock and sole dispositive power with respect to 4,463,386 shares of Common Stock. In addition, according to such filing, GS disclaims beneficial ownership of the Common Stock beneficially owned by (i) any client accounts with respect to which GS or its employees have voting or investment discretion, or both, and (ii) certain investment entities, of which an affiliate of GS is the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than GS.

(2)
According to information contained in a Schedule 13G filed with the SEC on January 23, 2002, Ariel Capital Management has sole voting power over 4,188,220 of such shares of Common Stock and sole dispositive power over 4,448,195 of such shares of Common Stock.

(3)
According to information contained in a Schedule 13G dated February 8, 2002, Janus Capital Corporation has sole voting and sole dispositive power over such shares of Common Stock. In addition, such filing discloses that Thomas H. Bailey serves as Chairman, President and Chief Executive Officer of Janus Capital Corporation and as a result of such position may be deemed to exercise control over Janus Capital Corporation.

(4)
According to information contained in a Schedule 13G filing with the SEC on February 4, 2002, Wallace R. Weitz & Company and Wallace R. Weitz have shared voting and dispositive power over such shares of Common Stock.

(5)
According to information contained in a Schedule 13G filed with the SEC on February 12, 2002, Neuberger Berman, Inc. has sole voting and dispositive power over 945,196 of such shares. In addition, according to such filing, Newberger Berman, LLC and Newberger Berman Management Inc. have shared voting and dispositive power over such shares of Common Stock and disclaim beneficial ownership of 38,300 of such shares since such shares are owned by employees of both entities.

DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors presently is comprised of nine directors. All directors elected at the 2002 Annual Meeting will serve until the next Annual Meeting or until their respective successors are duly elected and qualified.

1.	ELECTION OF DIRECTORS (PROPOSAL 1)

Set forth below is certain information with respect to each of the nominees for the office of director and each other executive officer of the Company.

Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the following nine nominees: Patrick F. Brennan, Kenneth V. Darish, Seth Goldstein, Barry P. Hoffman, Brian J. Husselbee, Robert L. Recchia, Marcella A. Sampson, Alan F. Schultz and Ambassador Faith Whittlesey. Each nominee for director has consented to serve on the Board of Directors and will be elected by a plurality of the votes cast at the Annual Meeting. If any (or all) such persons should be unavailable or unable to serve, the persons named in the enclosed proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select. Stockholders may withhold authority to vote for any nominee by marking the “Withhold” box on the proxy card and by entering the name of such nominee in the space provided for such purpose on the proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES NAMED HEREIN.

DIRECTORS

Patrick F. Brennan, 70, has served as a director of Valassis since August 1998. He retired in December 31, 1996 as the President and Chief Executive Officer of Consolidated Papers, Inc., one of the nation’s leading paper companies. Until November, 2001, Mr. Brennan served as a member of the Board of Directors of Northland Cranberries, Inc., a juice manufacturing company.

Kenneth V. Darish, 43, has served as a director of Valassis since June 2001. Since September 2001, he has been a consultant for Pentamark Worldwide, a subsidiary of Omnicom providing operational consulting services to the Creative Director. From September 1984 until July 2001, Mr. Darish was the Chief Financial Officer of FCB Advertising-Detroit, a subsidiary of Interpublic Group of Companies. Mr. Darish is a certified public accountant.

Seth Goldstein, 31, has served as a director of Valassis since March 1999. Since January 2001, he has served as Founding Partner of Majestic Partners, a new media investment and advisory group. From December 1998 until December 2000, he was the Entrepreneur-in-Residence at Flatiron Partners, a prominent Internet Venture Capital firm. In March 1998, he created a new digital convenience service for busy, connected professionals called www.root.net. In August 1995, he founded Site Specific, one of the first Internet marketing agencies which was acquired in May 1997 by US Web/CKS. Mr. Goldstein served as Senior Vice President of the CKS Group until March 1998. Prior to 1995, Mr. Goldstein founded a CD-ROM company called Riverbed. Mr. Goldstein is an advisor to a number of e-commerce and e-service companies, including the Impulse Buy Network and Support City.

Barry P. Hoffman, 60, has served as Executive Vice President, General Counsel and Secretary of Valassis since July 1991 and has served as a director of Valassis since January 2002. Mr. Hoffman has been with Valassis since 1982.

Brian J. Husselbee, 50, has served as a director of Valassis since August 1998. He is the President and Chief Executive Officer, since August 1997, and was General Manager, from January 1997 to July 1997, of NCH Marketing Services, Inc., a coupon clearing organization. Prior to that, he was President of Nielsen Clearing House Canada from January 1996 to December 1996 and Senior Vice President of Nielsen Clearing House U.S.A. from January 1994 to December 1995. He has served on the Compensation Committee of NuWorld Marketing, Ltd. from 1998 until 2000.

Robert L. Recchia, 45, has been Executive Vice President, Chief Financial Officer, Treasurer and a director of Valassis since October 1991. Mr. Recchia has been with Valassis since 1982.

Marcella A. Sampson, 71, has served as a director of Valassis since August 1998. She retired in 1999 from Central State University in Wilberforce, Ohio. During her 35 years of service to Central State, she served as Dean of Students and directed the Central State University Career Services Center since 1975. She has received awards and honors for her work in the field of education and is a recognized expert in college student placement, particularly experiential opportunities.

Alan F. Schultz, 43, has served as a director of Valassis since December 19, 1995. He is Chief Executive Officer, President and Chairman of the Board of Directors of Valassis. Mr. Schultz was elected Chief Executive Officer and President in June 1998 and appointed Chairman of the Board of Directors in December 1998. He served as Executive Vice President and Chief Operating Officer of Valassis from 1996 through 1998 and served as Executive Vice President of Sales and Marketing of Valassis from 1992 through 1996. Mr. Schultz has held positions as Director of Insert Operations and Vice President of the Central Sales Division at Valassis since 1984.

Ambassador Faith Whittlesey, 63, has served as a director of Valassis since January 1992. She has had a long career in government, law and diplomacy at local, state and national levels. She has served as President and Chairman of the Board of the American Swiss Foundation, headquartered in New York, since 1989 and as President of Maybrook Associates, Inc. since 1998. She served as U.S. Ambassador to Switzerland from 1981 to 1983 and from 1985 to 1988. From 1983 to 1985, Ambassador Whittlesey was a member of the Senior White House Staff. In November 1999, Ambassador Whittlesey was elected to a three-year term as Chairman of the Board of Overseers of the Institute of World Politics, a graduate school of statecraft and diplomacy in Washington, DC. Ambassador Whittlesey serves as a member of the Board of Directors and the Compensation Committee of the Sunbeam Corporation.

ADDITIONAL EXECUTIVE OFFICERS

In addition to the executive officers who are listed as being directors of Valassis, Valassis has the following executive officers:

Richard Herpich, 50, has served as Executive Vice President of Manufacturer Services of Valassis since June 1998. He served as National Sales Manager from January 1996 through June 1998, Vice President, Midwest Sales Division from June 1994 through December 1995 and Account Manager from 1978 through June 1994.

William F. Hogg, Jr., 55, has served as Executive Vice President of Manufacturing since October 2001. He served as Vice President of the Valassis Durham Printing Division from June 1983 to September 30, 2001.

MaryAnn D. Rivers, 37, has served as Executive Vice President of the Targeted Print and Media Solutions division of Valassis, which includes Valassis Sampling Products and Targeted Solo Inserts (“TMS”) since July 1, 2000. She served as a Vice President of TMS from June 1998 to July 2000 and was a Director of Valassis Sampling from 1995 to June 1998.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth certain information, to the Company’s knowledge, concerning beneficial ownership of the Company’s Common Stock by the directors, the five executive officers named under the heading “SUMMARY COMPENSATION TABLE,” and all directors and executive officers as a group, as of February 15, 2002. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. For purposes of calculating the percentage beneficially owned, the number of shares of Common Stock includes 53,989,370 shares of Common Stock outstanding as of February 15, 2002 and the shares of Common Stock subject to options held by the person or group that are currently exercisable or exercisable within 60 days from February 15, 2002. The address of all other persons listed below is c/o Valassis Communications, Inc., 19975 Victor Parkway, Livonia, Michigan 48152.

Name	Shares Beneficially Owned(1)		Percent
Richard N. Anderson	0		0
Patrick F. Brennan	18,097	(2)	*
Kenneth V. Darish	459		*
Seth Goldstein	14,567	(3)	*
Richard Herpich	134,064	(4)	*
Barry P. Hoffman	180,404	(5)	*
Brian J. Husselbee	17,197	(6)	*
Robert L. Recchia	225,659	(7)	*
Marcella A. Sampson	17,197	(8)	*
Alan F. Schultz	818,595	(9)	1.5%
Faith Whittlesey	23,405	(10)	*
All executive officers and directors as a group (13 persons)	1,569,610	(11)	2.8%

*	Less than 1.0%
(1)	Unless otherwise noted, each director and executive officer has sole voting and investment power with respect to the shares shown as beneficially owned by him or her.
(2)	Includes currently exercisable option to purchase 15,000 shares of Common Stock granted to independent directors pursuant to the Company’s Amended and Restated Long Term Incentive Plan (“LTIP”).
(3)	Includes currently exercisable options to purchase12,000 shares of Common Stock granted pursuant to the Company’s Amended and Restated LTIP.
(4)	Includes currently exercisable options to purchase 110,966 shares of Common Stock granted pursuant to the Company’s Amended and Restated LTIP.
(5)	Includes currently exercisable options to purchase 134,999 shares of Common Stock pursuant to the Company’s Amended and Restated LTIP.
(6)	Includes currently exercisable options to purchase 15,000 shares of Common Stock granted to independent director pursuant to the Company’s Amended and Restated LTIP.
(7)	Includes currently exercisable options to purchase 207,499 shares of Common Stock granted pursuant to the Company’s Amended and Restated LTIP.

(8)	Includes currently exercisable options to purchase 15,000 shares of Common Stock granted to independent directors pursuant to the Company’s Amended and Restated LTIP.
(9)	Includes currently exercisable options to purchase 718,749 shares of Common Stock pursuant to the Company’s Amended and Restated LTIP.
(10)	Includes currently exercisable options to purchase 15,000 shares of Common Stock granted to independent directors pursuant to the Company’s Amended and Restated LTIP.
(11)
This number includes currently exercisable options to purchase 1,343,981 shares of Common Stock pursuant to the Company’s Amended and Restated LTIP. In accordance with Rule 13d-3(d)(1) under the Exchange Act, the 1,343,981 shares of Common Stock for which the Company’s directors and executive officers as a group hold currently exercisable options have been added to the total number of issued and outstanding shares of Common Stock solely for the purpose of calculating the percentage of such total number of issued and outstanding shares of Common Stock beneficially owned by such directors and executive officers as a group.

OPERATION OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2001, the Board of Directors of the Company held four meetings (including regularly scheduled and special meetings). Each director attended at least 75% of the meetings held by the Board of Directors during the period in which such director served, including the meetings held by the committees on which such director served.

COMMITTEES OF THE BOARD

The standing committees of the Board of Directors include the Executive Committee, the Audit Committee and the Compensation/Stock Option Committee (each, a “Board Committee” and collectively, the “Board Committees”).

The Executive Committee, whose members are Alan F. Schultz, Robert L. Recchia and Ambassador Faith Whittlesey, is generally authorized to exercise the powers of the Board of Directors in the management of the Company; provided, however, that the Executive Committee does not have the authority to declare cash dividends, amend the certificate of incorporation of the Company, adopt an agreement of merger or consolidation, recommend the disposition of all or substantially all the Company’s assets or recommend the dissolution of the Company. The Executive Committee did not meet during the fiscal year ended December 31, 2001.

The Audit Committee, whose members are Patrick F. Brennan, Seth Goldstein and Kenneth V. Darish, recommends the selection of independent auditors, discusses and reviews the scope and the fees of the prospective annual audit and reviews the results thereof with the independent auditors, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company and reviews management’s procedures and policies relevant to the adequacy of the Company’s internal accounting controls and compliance with federal and state laws relating to accounting practices. The Audit Committee held four meetings during the fiscal year ended December 31, 2001.

The Compensation/Stock Option Committee, whose members are Ambassador Faith Whittlesey, Brian J. Husselbee and Marcella A. Sampson, administers the Amended and Restated LTIP, the Broad-Based Incentive Plan, the Senior Executives Annual Bonus Plan, the Executive Restricted Stock Award Plan and the Employee and Director Restricted Stock Award Plan, and reviews and approves the annual salary, bonus and other benefits, direct or indirect, of the members of senior management of the Company. The Compensation/Stock Option Committee is comprised of non-employee directors as such term is defined under Rule 16b-3 of the Exchange Act. During the fiscal year ended December 31, 2001, the Compensation/Stock Option Committee met one time.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is comprised of the three directors named below. It operates pursuant to a written charter adopted by the Board of Directors which has been filed as an exhibit to the Company’s proxy statement for its Annual Meeting of Stockholders held on May 15, 2001.

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent,” as required by applicable listing standards of the New York Stock Exchange. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and its independent auditors for the year ended December 31, 2001, Deloitte & Touche LLP (“Deloitte”). The Committee has also discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect and discussed with Deloitte that firm’s independence. The Audit Committee also considered whether Deloitte’s non-audit services, including tax consulting and benefit plan services are compatible with maintaining Deloitte’s independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

This Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

Patrick F. Brennan, Chairman Kenneth V. Darish Seth Goldstein

DIRECTOR COMPENSATION

Currently, directors who are not employees of the Company or its affiliates (each, an “Independent Director”) each receive the following: (i) a fee of $36,288, comprised of $15,288 in cash plus an annual grant of restricted stock, pursuant to the Company’s Employee and Director Restricted Stock Award Plan, having an aggregate fair market value equal to $21,000, granted on a pro-rated quarterly basis (“Independent Director Fee”); (ii) a Board of Directors meeting fee, in addition to the Independent Director Fee, of $2,184 per meeting attended and $1,092 per telephonic meeting attended; (iii) a Board Committee meeting fee, in addition to the Independent Director Fee, of $1,092 per meeting attended and $546 per telephonic meeting attended, payable only if such Board Committee meeting is not scheduled in conjunction with (just before or after) a Board of Directors meeting (telephonic meeting fees will be paid on a pro-rated basis if an Independent Director does not participate via telephone for the entire meeting); and (iv) 6,000 stock options pursuant to the Company’s applicable plan for executives and directors, with a one year vesting requirement.

Directors who are employees of the Company or its affiliates do not receive any compensation for their services as a director. Accordingly, Messrs. Hoffman, Recchia and Schultz are not compensated as such for their services as directors.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange (“NYSE”). Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers and directors were complied with.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth the compensation of Alan F. Schultz, the Chief Executive Officer and President of the Company, and the other four most highly compensated executive officers of the Company (the “Named Executive Officers”) for the Company’s last three (3) completed fiscal years:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Annual Compensation				Long-Term Compensation
Awards
	Fiscal Year	Salary($)(1)	Bonus($)(2)		Restricted Stock Award(s) ($) (3)(4)	Securities Underlying Stock Options(#)		All Other Compensation ($)(5)
Alan F. Schultz Chief Executive Officer, President and Director	December 31, 2001 December 31, 2000 December 31, 1999	$615,000 600,000 550,000	$448,500 441,000 550,000		$673,605 1,428,047 372,188	93,125 93,750 375,000	(6) (7) (8)	$10,880 10,880 14,192

Richard N. Anderson Executive Vice President, Manufacturing and Purchasing, and Director(9)	December 31, 2001 December 31, 2000 December 31, 1999	345,000 335,000 325,000	251,225 246,225 325,000		134,721 285,609 148,875	— 42,750 150,000	(7) (8)	10,880 10,880 14,192

Barry P. Hoffman Executive Vice President, General Counsel and Secretary(10)	December 31, 2001 December 31, 2000 December 31, 1999	320,000 310,000 300,000	232,850 227,850 300,000		134,721 285,609 148,875	21,300 33,000 150,000	(6) (7) (8)	10,880 10,880 14,192

Robert L. Recchia Chief Financial Officer, Treasurer and Director	December 31, 2001 December 31, 2000 December 31, 1999	320,000 310,000 300,000	232,850 227,850 300,000		134,721 285,609 148,875	33,750 37,500 150,000	(6) (7) (8)	10,880 10,880 14,192

Richard Herpich Executive Vice President, Manufacturer Services	December 31, 2001 December 31, 2000 December 31, 1999	275,000 250,000 235,000	158,125 151,875 250,000	(11)	134,721 285,609 148,875	20,090 32,900 150,000	(6) (7) (8)	10,880 10,880 14,192

(1)	Salary includes all before-tax contributions by the executive to the Company’s Employees’ 401(k) Retirement Savings Plan.
(2)	The figures reported in the bonus column represent amounts earned and accrued for each year and do not include amounts paid in each year which were earned and accrued in the prior year.
(3)
Consists of the value of restricted stock granted under the Company’s Employee and Director Restricted Stock Award Plan or Executive Restricted Stock Award Plan, as the case may be. Except for a portion of restricted shares granted to Mr. Schultz, all such shares of restricted stock will vest over a three-year period with the restrictions lapsing during that three-year period at 33% for each of the first two years, and 34% during the last year. A recipient of restricted stock under either of such plans has the right to receive dividends, if any, during such restricted period. The dollar value set forth for the 1999, 2000 and 2001 restricted stock awards represents the market value of the shares on the first business day after the date of the grant ($33.0833 on January 4, 1999, $42.3125 on January 3, 2000 and $29.938 on January 2, 2001). The grants of restricted stock to each of the Named Executive Officers were pursuant to their respective Employment Agreements. See “Employment Agreements.”

(4)
The number and value of aggregate restricted stock holdings of each of the Named Executive Officers on December 31, 2001 was: Mr. Schultz, 33,750 shares ($1,202,175); Mr. Anderson, 10,500 shares ($374,010); Mr. Hoffman, 10,500 shares ($374,010); Mr. Recchia, 10,500 shares ($374,010); and Mr. Herpich, 10,500 shares ($374,010). The value of the restricted stock is determined by multiplying the total shares held by each Named

Executive	Officer by the closing price of the Company’s stock on the New York Stock Exchange on December 31, 2001
($35.62).
(5)	Unless otherwise noted, amounts disclosed in this column consist of contributions by the Company on behalf of the executive to the Company’s Employees’ Profit Sharing Plan.
(6)
Consists of nonqualified stock options granted on December 4, 2001. Such stock options become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of Common Stock is equal to or exceeds $40.51, $45.51 and $50.51, respectively. In any event, however, such options vest by December 4, 2006 and shall be exercisable until December 4, 2008.

(7)
Consists of nonqualified stock options granted on December 5, 2000. Such stock options become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of Common Stock is equal to or exceeds $33.3125, $38.3125 and $43.3125, respectively. In any event, however, such options vest by December 5, 2005 and shall be exercisable until December 5, 2007.

(8)
Consists of nonqualified stock options granted on January 12, 1999 reflecting the adjustment after the Company's three-for-two stock split in respect of the Company's Common Stock pursuant to the Company's Amended and Restated LTIP. Such stock options become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of Common Stock is equal to or exceeds $41.33, $45.33 and $49.33, respectively. In any event, however, such options vest by January 12, 2003 and shall be exercisable until January 12, 2005.

(9)	Mr. Anderson retired from the Company and resigned from the Company's Board of Directors effective December 31, 2001.
(10)	Mr. Hoffman has served as a director of the Company since January 1, 2002.
(11)	Includes amounts paid to Mr. Herpich under compensation plans in which he participated prior to the time he became a Named Executive Officer of the Company.

OPTION GRANTS IN LAST FISCAL YEAR TO NAMED EXECUTIVE OFFICERS

Name	Individual Grants*				Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)(1)	Expiration Date	5%($)	10%($)
Alan F. Schultz	93,125	9.0%	$35.51	12/4/08	$1,346,228	$3,137,283
Robert L. Recchia	33,750	3.3%	35.51	12/4/08	487,895	1,137,002
Barry P. Hoffman	21,300	2.1%	35.51	12/4/08	307,916	717,575
Richard Herpich	20,090	1.9%	35.51	12/4/08	290,424	676,811

*
All options listed herein were granted on December 4, 2001 and become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of Common Stock is equal to or exceeds $40.51, $45.51 and $50.51, respectively. In any event, however, the options vest by December 4, 2006 and shall be exercisable until December 4, 2008.

(1)	The exercise price for all stock option grants shown in this column is the closing sales price per share of Common Stock on the NYSE on the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES TO NAMED EXECUTIVE OFFICERS

Name	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable		Value of Unexercised In-the-Money Options at FY-End ($)* Exercisable/Unexercisable
Alan F. Schultz	125,000	$1,733,654	718,749/280,626		$6,698,861/586,132
Richard N. Anderson	268,750	3,518,789	100,500/101,000	(1)	419,244/—	(1)
Robert L. Recchia	100,000	1,340,942	207,499/138,751		1,569,940/693,921
Barry P. Hoffman	150,000	2,138,020	134,999/99,301		543,584/302,750
Richard Herpich	161,000	2,289,949	110,996/110,024		175,464/486,067

*
Based on the NYSE Composite closing price for the last business day of the 2001 fiscal year ($35.62). All of the stock options exercised by the Named Executive Officers have exercise prices ranging from $11.33 to $34.667.

(1)	Such options were forfeited by Mr. Anderson as of January 1, 2002 as a result of his retirement from the Company.

SUPPLEMENTAL BENEFIT PLAN

The Company established a Supplemental Benefit Plan in 1998. The Supplemental Benefit Plan covers management employees who are designated by the Company’s Compensation/Stock Option Committee. Participating employees earn credited service for each year of continuous service with the Company. The annual amount of supplemental benefit is calculated by multiplying a participant’s years of credited service by one and one–half percent of the participant’s average annual base pay while employed by the Company for the 36 months immediately preceding retirement or other termination of employment. The amount of supplemental benefit provided by the Supplemental Benefit Plan is payable semi-annually for a period of ten years, commencing upon retirement, death or other termination of employment. Supplemental benefits are provided on a non-contributing basis.

The following table illustrates the maximum annual benefits payable to a participant for specified final average annual compensation and specified years of service, assuming retirement at age 65 and payment for a period of ten years:

Final Average Annual Base Salary	Participant’s Years of Service
	5	10	15	20	25	30	35
150,000	11,250	22,500	33,750	45,000	56,250	67,500	78,750
175,000	13,125	26,250	39,375	52,500	65,625	78,750	91,875
200,000	15,000	30,000	45,000	60,000	75,000	90,000	105,000
225,000	16,875	33,750	50,625	67,500	84,375	101,250	118,125
250,000	18,750	37,500	56,250	75,000	93,750	112,500	131,250
275,000	20,625	41,250	61,875	82,500	103,125	123,750	144,375
300,000	22,500	45,000	67,500	90,000	112,500	135,000	157,500
350,000	26,250	52,500	78,750	105,000	131,250	157,500	183,750
400,000	30,000	60,000	90,000	120,000	150,000	180,000	210,000
450,000	33,750	67,500	101,250	135,000	168,750	202,500	236,250
500,000	37,500	75,000	112,500	150,000	187,500	225,000	262,500
550,000	41,250	82,500	123,750	165,000	206,250	247,500	288,750
600,000	45,000	90,000	135,000	180,000	225,000	270,000	315,000
650,000	48,750	97,500	146,250	195,000	243,750	292,500	341,250

Base compensation counted under the plan excludes bonuses, commissions or other compensation of any kind. Three-year average base compensation for each Named Executive Officer participating in the plan as of the end of the last fiscal year is: Alan F. Schultz $588,333, Richard N. Anderson $335,000, Barry P. Hoffman $310,000, Robert L. Recchia $310,000, and Richard Herpich $253,333. The benefits under the Supplemental Benefit Plan are not subject to any deduction for Social Security or any other offset amounts. The approximate number of years of service for each of the Named Executive Officers as of December 31, 2001 is: 19 years for Mr. Anderson; 23 years for Mr. Herpich; 19 years for Mr. Hoffman; 19 years for Mr. Recchia; and 17 years for Mr. Schultz.

STOCK PRICE PERFORMANCE GRAPH

The following performance graph shows the Company’s annual cumulative total stockholder return on its Common Stock for the five full years ending December 31, 1997, 1998, 1999, 2000 and 2001 respectively, based on an assumed investment of $100. The graph compares the Company’s performance with that of the Standard & Poor’s S&P 500 Stock Index and a peer group consisting of Advo Inc., Catalina Marketing Corp., R.R. Donnelley & Sons, Interpublic Group of Companies and Times Mirror Company.

STOCKHOLDER RETURNS (DIVIDENDS REINVESTED)

Indexed Returns Years Ending

	Base Period 1996	Years Ending
		1997	1998	1999	2000	2001
Valassis	100	175.15	244.38	300.00	224.11	252.92
S&P Index	100	133.36	171.48	207.56	188.66	166.24
Peer Group	100	130.11	166.71	197.55	168.11	135.97
		(* December fiscal year basis)

This stock price performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act and shall not otherwise be deemed filed under such Acts.

COMPENSATION/STOCK OPTION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Compensation/Stock Option Committee of the Board of Directors of the Company has furnished the following report on executive compensation:

PHILOSOPHY

The compensation philosophy of the Company is to develop and implement policies that will encourage and reward outstanding financial performance, seek to increase the profitability of the Company, and thereby increase stockholder value. Maintaining competitive compensation levels in order to attract, retain and reward executives who bring valuable experience and skills to the Company is also an important consideration. The Company’s executive compensation programs are designed to attract and retain talented individuals and motivate them to achieve the Company’s business objectives and performance targets, including increasing long-term stockholder value.

The Compensation/Stock Option Committee of the Board of Directors is composed of the three directors listed below. Working with the Company, the Compensation/Stock Option Committee develops and implements compensation plans for the Company’s executive officers.

COMPENSATION STRUCTURE

The Compensation/Stock Option Committee believes that it is in the best interests of the Company and its stockholders that its executive officers be compensated in a manner that provides such officers with a strong incentive to advance both the short-term and long-term interests of the Company. The Compensation/Stock Option Committee, working with management, has instituted a compensation structure which is designed to ensure that a high proportion of compensation is tied in some manner to both short-term and long-term corporate performance. Accordingly, the Company’s compensation structure includes both cash-based and equity-based compensation consisting of base salary, annual cash bonuses, stock options and restricted stock awards.

The annual cash compensation of the executive officers, including the Chief Executive Officer, for the year ended December 31, 2001, consisted of annual salary and cash bonuses. The cash bonuses were paid two times a year and were contingent upon the attainment by the Company of meeting semi-annual earnings per share targets that were set by the Committee for the six-month period ending June 30, 2001 and for the six-month period ending December 31, 2001. The Committee believes that a target based upon earnings per share emphasizes the Company’s commitment to reach and maintain a competitive rate of return on equity and achieve long-term growth in earnings—critical factors for assuring creation of value for its stockholders. Additionally, the Committee believes that by providing for bonuses twice a year instead of annually, a greater sense of urgency will motivate executive officers to meet targets. The specific targets for the Company’s fiscal year ended December 31, 2001 which were selected by the Committee are not disclosed herein because the Committee has determined that it is confidential business information, the disclosure of which would have an adverse effect on the Company.

Non-cash compensation of executive officers for the year ended December 31, 2001, consisted of options granted under the Company’s Amended and Restated 1992 Long-Term Incentive Plan and restricted stock granted pursuant to the Executive Restricted Stock Plan.

The stock options produce value for executives only if the Company’s stock price increases over the option exercise price, which for all options granted to such executives during 2001 is the fair market value of Valassis Common Stock on the date of grant. Although there are no particular targets with respect to executive officers’ holdings of stock options, in general, the higher the level of an executive’s responsibility, the larger this stock-based component of his or her compensation will be. In addition, the Compensation/Stock Option Committee also considers the amount of unexercised stock options (vested or unvested) held by an executive at the time of grant. In the past, the Compensation/Stock Option Committee had granted options to its executive officers that generally vested in equal portions over a five-year period. Since September 1998, to further strengthen the commonality of interest between senior management and the

Company’s stockholders, the Committee has granted performance-based stock options to its executive officers that provide accelerated vesting in 1/3 increments as the Company’s Common Stock meets certain specified price per share targets. The Committee determined that these performance-based options would provide even greater motivation for its executive officers to achieve the Company’s performance targets.

The Committee believes that grants of restricted stock further a sense of stock ownership by executive officers and give the Company a significant advantage in retaining key executives. In order to assure the retention of high-level executives and to compensate and incentivize those executives to create long-term value for stockholders, the Compensation/Stock Option Committee provides that the restricted stock granted to executives in lieu of, or in supplement to, salary increase vests in approximately equal portions over a three-year period.

Executive officers also are eligible to participate in the Valassis Employees Profit Sharing Plan and its 401(k) Plan. In addition, all employees of Valassis are eligible to participate in the Employee Stock Purchase Plan.

The compensation of each executive officer (other than the Chief Executive Officer) is generally based on an annual review of such officer’s performance by the Chief Executive Officer and his recommendations to the Compensation/Stock Option Committee. The compensation of the Chief Executive Officer is generally based on an annual review of such officer’s performance by the Compensation/Stock Option Committee. In establishing and administering the variable elements in the compensation of the Company’s executive officers, the Compensation/Stock Option Committee tries to recognize individual contributions, as well as overall business results. Compensation levels are also determined based upon the executive’s responsibilities, the efficiency and effectiveness with which he or she marshals resources and oversees the matters under his or her supervision, and the degree to which he or she has contributed to the accomplishments of major tasks that advance the Company’s goals. The Company’s financial performance is a key factor that affects the overall level of compensation for executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Schultz is employed under an employment agreement which expires on December 31, 2003. The level of Mr. Schultz’s salary and the semi-annual bonus to which he is entitled for the fiscal year ended December 31, 2001 is set forth in his employment agreement. The amount of Mr. Schultz’s aggregate bonuses for the fiscal year ended December 31, 2001 was based on the achievement by the Company of certain semi-annual earnings per share targets set by the Compensation/Stock Option Committee. No bonus is earned unless at least 70 percent of the earnings per share target has been met by the Company. Based on the Company’s earnings per share performance during 2001, Mr. Schultz received approximately 73 percent of his potential bonus, or $448,500. In addition, for the fiscal year ended December 31, 2001, Mr. Schultz received 22,500 shares of restricted stock pursuant to his employment agreement. For each subsequent fiscal year during the term of his employment agreement, Mr. Schultz will be eligible to receive 11,250 shares of restricted stock, an additional 11,250 shares of restricted stock if the Compensation/Stock Option Committee determines that a certain percentage of the performance targets have been met and an additional 11,250 shares of restricted stock under the Executive Restricted Stock Award Plan if a higher percentage of the performance targets have been met.

During the fiscal year ended December 31, 2001, Mr. Schultz was paid a salary at a rate of $615,000 per year under his employment agreement. The Committee believes that Mr. Schultz’s salary is reasonable in light of his outstanding leadership through the years. The Committee believes that Mr. Schultz’s compensation level reflects the Committee’s confidence in Mr. Schultz and the Company’s desire to retain Mr. Schultz’s outstanding talents at the head of the Company.

EXECUTIVE OFFICER COMPENSATION

Each of the Company’s executive officers is currently employed pursuant to a multi-year employment agreement, the purpose of which is to retain the services of such officer for an extended period and to protect the Company with the establishment of no compete/no raid obligations for former executives. The length of time employment agreements are extended into the future is a result of a variety of factors, including the staggering of expiration dates of other executive employment agreements, the roles and responsibilities of the executive and a risk assessment of the executive being hired by a competitor of Valassis. The minimum compensation to which each executive officer was entitled for 2001 is specified in the employment agreement, and the bonuses, which are a major part of an executive’s cash compensation, were based primarily on the achievement by the Company of certain earnings per share targets. No bonus is earned unless a percentage of the earnings per share target with respect to each semi-annual period determined by the Committee has been met by the Company. Generally, no aggregate bonus may exceed 100 percent of an executive’s annual base salary. Based on the Company’s earnings per share performance for 2001, each executive other than Mr. Herpich received approximately 73 percent of his potential bonus. Mr. Herpich’s bonus is based in part on the Company’s achievement of certain earnings per share targets and in part on the Company’s achievement of certain sales targets set by the Chief Executive Officer of the Company.

Stock options and restricted stock are awarded to the executives by the Compensation/Stock Option Committee. In determining the size of option and restricted stock awards for a particular executive officer, the Compensation/Stock Option Committee considers the amount of stock options and restricted stock previously awarded to other executive officers in a like position, the amount of unexercised stock options held by such executive in addition to the other compensation considerations discussed above. Since 1998, the Compensation/Stock Option Committee determined that, in order to further incentivize management, certain eligible executive officers would be entitled to a certain amount of restricted stock if the Committee determines that a certain percentage of the performance targets have been met and an additional amount of restricted stock if a higher percentage of the performance targets have been met. The amount of restricted stock and applicable performance target is specified in the executive’s employment agreement.

The Compensation/Stock Option Committee believes that the Company’s most direct competitors for executive talent are not necessarily the same companies with which the Company would be compared for stock performance purposes. Many of the businesses with which the Company competes for executive talent are substantially larger and have greater financial resources than the Company. The Committee believes that one of the Company’s most direct competitors is a non-publicly traded company for which no information regarding stock performance or executive compensation is available.

The Compensation/Stock Option Committee feels that actions taken regarding executive compensation are appropriate in view of the individual and corporate performance.

In the event total compensation for any named executive officer exceeds the $1 million threshold at which tax deductions are limited under Internal Revenue Code Section 162(m), the Compensation/Stock Option Committee intends to balance tax deductibility of executive compensation with its responsibility to retain and motivate executives with competitive compensation programs. As a result, the Compensation/Stock Option Committee may take such actions as it deems to be in the best interests of the stockholders, including: (i) provide non-deductible compensation above the $1 million threshold; (ii) require deferral of a portion of the bonus or other compensation to a time when payment may be deductible by the Company; and/or (iii) modify existing programs to qualify bonuses and other performance-based compensation to be exempt from the deduction limit.

This report by the Compensation/Stock Option Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

COMPENSATION/STOCK OPTION COMMITTEE

Ambassador Faith Whittlesey, Chairman
Brian J. Husselbee
Marcella A. Sampson

COMPENSATION/STOCK OPTION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2001, Ambassador Faith Whittlesey, Brian J. Husselbee and Marcella A. Sampson served on the Compensation/Stock Option Committee. No committee member was involved in an interlocking relationship nor insider participation with respect to the Compensation/Stock Option Committee.

EMPLOYMENT CONTRACTS

The Company has employment agreements with each of Alan F. Schultz, Richard Herpich, Richard N. Anderson, Robert L. Recchia and Barry Hoffman, its Named Executive Officers (each, an “Employment Agreement,” and collectively, such employment agreements, the “Employment Agreements”). The following summary of certain provisions of the Employment Agreements does not purport to be complete and is subject to and is qualified in its entirety by reference to the actual text of the Employment Agreements, copies of which are exhibits to the Company’s SEC filings.

Mr. Schultz’s Employment Agreement expires December 31, 2003, Mr. Herpich’s Employment Agreement expires December 31, 2003, Mr. Anderson’s Employment Agreement expired December 31, 2001, and Mr. Recchia’s and Mr. Hoffman’s Employment Agreement each expires December 31, 2003. Mr. Schultz’s Employment Agreement provides that he is entitled to an annual base salary equal to $630,000. Mr. Anderson’s Employment Agreement provided that he was entitled to an annual base salary equal to $345,000. Mr. Herpich’s Employment Agreement provides that he is entitled to an annual base salary equal to $285,000. Pursuant to their respective Employment Agreements, Mr. Hoffman and Mr. Recchia are each entitled to an annual base salary equal to $330,000. Further, the Employment Agreements of each of Mr. Anderson, Mr. Herpich, Mr. Hoffman and Mr. Recchia provide that each such executive is entitled to receive 2,250 shares of restricted stock for each year during the term of his respective Employment Agreement pursuant to the Company’s Employee and Director Restricted Stock Award and up to an additional 4,500 shares of restricted stock for each year during the term of his Employment Agreement if the Company achieves certain performance targets. Mr. Schultz’s Employment Agreement provides that he is entitled to receive 11,250 shares of restricted stock for each year during the term of his Employment Agreement and up to 22,500 shares of restricted stock for each year during the term of his Employment Agreement pursuant to the Executive Restricted Stock Award Plan adopted on July 10, 1995 if the Company achieves certain performance targets. In addition, pursuant to the terms of the Employment Agreements of Mr. Schultz, Mr. Recchia and Mr. Hoffman, all of these executives may be entitled to semi-annual bonuses of up to 50% of their annual salary if the Company achieves certain performance targets set by the Compensation/Stock Option Committee. Mr. Herpich’s Employment Agreement provides that he is entitled to a semi-annual bonus of up to 33.32% of his annual salary if the Company achieves certain performance targets set by the Compensation/Stock Option Committee and an annual bonus of up to 65% of his annual salary in accordance with certain sales targets set annually by the Chief Executive Officer of the Company. See “Compensation/Stock Option Committee Report on Executive Compensation.”

Under the terms of all the Employment Agreements for the Named Executive Officers, if Valassis terminates any of the executives’ employment other than for Cause (as defined in the respective Employment Agreements), or if the executive terminates his employment for Good Reason (as defined in the respective Employment Agreements), then Valassis shall continue to pay such executive a base salary for the duration of the term of his Employment Agreement, a lump sum cash bonus in an amount equal to two times his maximum semi-annual cash bonus for the current six-month period (whether or not earned), the executive’s pro rata share of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period), any deferred compensation and any accrued vacation pay to the date of termination. The Employment Agreements provide that, under certain circumstances, Valassis shall also maintain the executive’s participation in all employee welfare and medical benefit plans in which the executive was eligible to participate at the time of his termination.

In the event of a termination by reason of death or disability of an executive officer (as defined in the respective Employment Agreements), Valassis shall pay to such executive or his estate in a lump sum his annual base salary through the date of termination, an amount equal to the executive’s pro rata share of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period), any deferred compensation and any accrued vacation pay to the date of termination.

If Valassis terminates the employment of any of the foregoing executive officers for Cause, or any such executive officer terminates his employment with the Company without Good Reason, the Company shall pay such executive officer any compensation earned through the date of termination and any previously deferred compensation, and the Company shall then have no further obligations to such executive officer under his Employment Agreement.

Under the terms of their Employment Agreements, the executive officers are prohibited from competing with the Company during the periods of their scheduled employment with the Company. In the case of Mr. Herpich, this non-competition provision may continue for up to two years following the termination of his employment, at the Company’s option, during which period the Company is required to pay Mr. Herpich his annual base salary. In the cases of Messrs. Anderson, Hoffman and Recchia, this non-competition provision shall continue for up to two years following the termination of their respective employment, during which period such executives shall furnish advisory and consulting services to the Company and the Company is required to pay such executives, as applicable, their annual base salaries. In the case of Mr. Schultz, his Employment Agreement provides that this non-competition provision extends for seven years after the later of the expiration date of his employment period or severance period, as the case may be, so long as the Corporation pays Mr. Schultz his annual base salary during each of the first three years of such seven year period and an amount equal to one-half of such annual base salary during each of the last four years of such period.

While there are no specific change of control arrangements in the Employment Agreements, a change of control of Valassis could result in one or more of the executives being terminated other than for Cause, or one or more of the executives terminating his employment for Good Reason. In either of such events, the severance arrangements described above would apply.

2.	APPROVAL OF THE 2002 LONG-TERM INCENTIVE PLAN (PROPOSAL 2)

Background

The Board of Directors has deemed it appropriate to ask for approval of the 2002 Long-Term Incentive Plan (the “2002 Plan”) by the stockholders of the Company. The purpose of the 2002 Plan is to advance the interests of the Company and its stockholders by providing incentives to employees, officers and directors of the Company and its affiliates and to certain other individuals who perform services for these entities, thereby strengthening the mutuality of interests between such individuals and the Company’s stockholders. Reference should be made to Exhibit A for a complete statement of the provisions of the 2002 Plan which are summarized below. The 2002 Plan was adopted by the Board of Directors on March 5, 2002.

Administration

The 2002 Plan provides for administration by the Compensation/Stock Option Committee (the “Committee”) or any successor committee the Board of Directors may designate; provided that the Board may delegate the administration of the 2002 Plan to one or more officers of the Company with respect to any employee of the Company who is not subject to Rule 16b-3 (“Rule 16b-3”) of the Securities Exchange Act of 1934, as amended or a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and such delegated officers shall be the Committee hereunder with respect to such employees. The membership of the Committee may otherwise consist of two or more members of the Board who are “outside directors” as defined in Section 162(m) of the Code and “non-employee directors” as defined in Rule 16b-3. Among the Committee’s powers are the authority to interpret the 2002 Plan, establish rules and regulations for its operation, select the individuals to receive options, and determine the form, amount and other terms and conditions of options. The Committee also has the power to modify or waive restrictions on options, to amend options and to grant extensions and accelerations of options.

Types of Options

Under the 2002 Plan, the Committee may grant options to purchase shares of the Common Stock of the Company in the form of “incentive stock options” within the meaning of Section 422 of the Code and nonqualified stock options.

The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise and vesting and the exercise price per share of stock subject to the option. Stock options generally expire not later than ten years after the date on which they are granted. The Committee may, in its discretion, among other types of options, grant performance-based stock options or options based on continued employment under the 2002 Plan. The exercise price of a stock option will not be less than 100% of the fair market value of the Common Stock on the date the option is granted, except that in the case of an incentive stock option, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date the stock option is granted in the case of any participant who at the time of grant owns, directly or by attribution, more than 10% of the combined voting power of all classes of capital stock of the Company (a “ten percent owner optionee”). In addition, the term of an incentive stock option for a ten percent owner optionee cannot exceed five years from the date of grant. The aggregate fair market value (determined at the time the option is granted) of the Common Stock granted as incentive stock options to an optionee that may become exercisable for the first time during any calendar year cannot exceed $100,000 (or such other limit as may be imposed by the Code).

The option price may, at the discretion of the Committee, be paid by a participant in cash, shares of Common Stock owned by the participant for at least six months, a combination thereof or such other consideration as the Committee may deem appropriate.

Shares Authorized

The 2002 Plan authorizes the issuance of options to purchase a maximum of 3,500,000 shares of Common Stock, as adjusted for certain changes in the capitalization of the Company. If there is a lapse, expiration, termination or cancellation of any option prior to the issuance of shares or if shares are issued and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new options under the 2002 Plan.

The maximum number of shares of Common Stock which may be made subject to an option granted under the 2002 Plan to any participant in any fiscal year during the term of the 2002 Plan is 1,000,000 shares of Common Stock.

Eligibility of Participants

All of the Company’s and its participating affiliates’ employees, officers, directors and independent contractors are eligible to participate in the 2002 Plan. The selection of participants from eligible individuals is within the discretion of the Committee. Approximately 22 individuals were eligible to participate in the 2002 Plan as of March 5, 2002.

Other Terms of Options

The 2002 Plan provides that options shall not be transferable otherwise than by will or the laws of descent and distribution.

No stock option may be exercised unless the holder has been, at all times during the period from the date of grant through the date of exercise, employed by or performing services for the Company or one of its affiliates, provided that the Committee may determine, in its discretion, that such exercise may be made for certain periods following the date on which a participant ceases to be employed by or performing services for the Company or one of its affiliates by reason of retirement, disability, death or otherwise.

The Committee may permit a participant to elect to pay taxes required to be withheld with respect to a stock option in any appropriate manner (including, without limitation, by the surrender to the Company of shares of Common Stock owned by such person or that would otherwise be distributed, or have been distributed, as the case may be, pursuant to the exercise of such stock option).

The 2002 Plan provides that upon the occurrence of a “change in control,” all outstanding stock options become fully exercisable. A “change of control” is deemed to have occurred if (a) any person becomes a beneficial owner of securities of the Company representing more than 50% of the voting power, (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including any new director whose election was approved by the majority vote of directors who were the directors at the beginning of the period), cease for any reason to constitute a majority, (c) the stockholders of the Company approve a merger or consolidation of the Company pursuant to certain conditions, or (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition of substantially all of the Company’s assets. In addition, the Committee, in its discretion may, at any time, accelerate the exercisability of any stock option.

The Board of Directors may amend or suspend the 2002 Plan at any time and from time to time for any purpose consistent with the goals of the 2002 Plan.

The 2002 Plan shall be effective as of March 5, 2002, provided that the 2002 Plan is approved by the shareholders at the Annual Meeting.

Federal Tax Treatment

The following discussion of the principal federal income tax consequences of options granted under the 2002 Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, and is subject to change at any time (possibly with retroactive effect). The discussion is only intended to be a general summary, and does not address any state, local or non-U.S. taxes that maybe applicable.

Nonqualified Options.    Nonqualified stock options granted under the 2002 Plan are options that do not qualify as incentive stock options. A participant who receives a nonqualified option will not recognize any taxable income upon its grant. However, the participant will recognize ordinary income upon exercise of a nonqualified option equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any ordinary income recognized upon exercise of a nonqualified option will be subject to both wage withholding and employment taxes.

Upon exercise of a nonqualified stock option, a federal income tax deduction will be allowed to the Company equal to the ordinary income recognized by the participant, provided that it constitutes an ordinary and necessary business expense to the Company and the limitations of Sections 280G and 162(m) of the Code (described below) do not apply.

Incentive Stock Options.    An employee who receives an incentive stock option does not recognize any taxable income upon the grant of the option. Similarly, the exercise of an incentive stock option does not result in taxable income to the employee, provided that (i) the federal “alternative minimum tax” does not apply, which depends on the employee’s own tax situation, and (ii) the employee is employed by the Company from the grant date of the option until three months prior to its exercise, (except in cases of termination of employment because disability or death, which allow longer post-employment exercises). If an employee exercises an incentive stock option after these requisite periods, the option will be treated as a nonqualified stock option.

If an employee exercises an incentive stock option, and then holds the acquired shares until the later of (i) two years from the option’s grant date, and (ii) one year after the transfer of the acquired shares (the “applicable holding period”), the employee will normally recognize a capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the acquired shares for the applicable holding period — thereby making a “disqualifying disposition” — the employee would generally realize ordinary income on the excess of the fair market value of the shares at the time the option was exercised over the exercise price, and any remaining income would be eligible for taxation as a long-term capital gain if the shares are held for a 12 month period.

The Company will not be allowed a federal income tax deduction upon either the grant or the exercise of an incentive stock option, or upon a disposition of the acquired Common Stock after the applicable holding period. In the event of a disqualifying disposition, the Company will be allowed a deduction equal to the ordinary income recognized by the employee, provided that the income constitutes an ordinary and necessary business expense to the Company and the limitations of Sections 280G and 162(m) of the Code (described below) do not apply.

Change in Control.    As described above, upon a “change in control” of the Company, all outstanding stock options under the 2002 Plan will become fully exercisable. In general, if the total amount of payments to an individual that are contingent upon a “change of control” of the Company (as defined in Section 280G of the Code), including payments under the 2002 Plan that vest upon a “change in control,” equals or exceeds three times the individual’s “base amount” (generally, the individual’s average annual compensation for the five complete years preceding the change in control), then, subject to certain exceptions, the payments may be treated as “parachute payments” under the Code. A portion of any parachute payments would be non-deductible to the Company and would result in a 20% excise tax to the individual.

Certain Limitations on Deductibility of Executive Compensation.    With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction otherwise allowed with respect to stock options). One exception to this rule applies to certain performance-based compensation, provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. The Company believes that stock options granted under the 2002 Plan will qualify for this performance-based compensation exception.

Options Outstanding Under the 2002 Plan

As of April 15, 2002, the Company has not granted any options under the 2002 Plan.

Vote Required for Approval of the 2002 Plan

Approval by the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is necessary for stockholder approval of the 2002 Plan. Such approval is a condition to the right of each participant to receive options under the 2002 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2002 LONG-TERM INCENTIVE PLAN.

3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 3)

The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent certified public accountants (“Deloitte & Touche”), as the auditors of the Company for the 2002 fiscal year, subject to the ratification of such appointment by the stockholders at the Annual Meeting. Deloitte & Touche has audited the Company’s financial statements since the year ended December 31, 1997.

If the appointment of Deloitte & Touche for the 2002 fiscal year is not ratified by the stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the next Annual Meeting of Stockholders will be subject to the approval of stockholders at that meeting. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he or she so desire. The representative will also be available to respond to appropriate questions from stockholders during the meeting.

Ratification of the selection of Deloitte & Touche as independent public accountants will require the affirmative vote of holders of a majority of the shares of the Common Stock present in person or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AND TOUCHE AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE 2002 FISCAL YEAR.

INDEPENDENT AUDITORS FEES

Audit Fees

The aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2001 and the reviews of the financial statements included in the Company’s Quarterly Report on Form 10-Q during such year were approximately $117,250.

Financial Information Systems Design and Implementation Fees

Deloitte & Touche did not perform any of the professional services described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees

The aggregate fees billed for services rendered by Deloitte & Touche other than those disclosed above under the captions “Audit Fees” for December 31, 2001 were approximately $425,000. Such fees include fees for tax consulting, benefit plan advice and other non-audit services.

The Audit Committee has considered whether the provision of the services disclosed under the captions “Audit Fees” and “Financial Information Systems Design and Implementation Fees” is compatible with maintaining the independence of Deloitte & Touche.

GENERAL

OTHER MATTERS

The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2001 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 are being mailed to stockholders together with this Proxy Statement.

SOLICITATION OF PROXIES

The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefore) may solicit the return of proxies by telephone, telegram or personal interview. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

Each holder of the Company’s Common Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.

STOCKHOLDER PROPOSALS

If any stockholder of the Company intends to present a proposal for consideration at the next Annual Meeting of Stockholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received in writing at the Company’s principal executive offices, 19975 Victor Parkway, Livonia, Michigan 48152, Attention: Barry P. Hoffman, Executive Vice President, Secretary and General Counsel not later than December 16, 2002. Stockholders wishing to bring a proposal before the next Annual Meeting of Stockholders (but not include it in the Company’s proxy statement and form of proxy relating to such Annual Meeting) must cause written notice of the proposal to be received by Barry P. Hoffman at the Company’s principal executive offices at the address set forth above by no later than March 1, 2003.

By Order of the Board of Directors,

BARRY P. HOFFMAN Secretary

Exhibit A

VALASSIS COMMUNICATIONS, INC.
2002 Long-Term Incentive Plan

1.	Purpose.

The purpose of the 2002 Long-Term Incentive Plan (the “Plan”) is to advance the interests of Valassis Communications, Inc. (the “Company”) and its shareholders by providing incentives to employees, officers and directors of the Company and its affiliates and to certain other individuals who perform services for these entities.

2.	Administration.

The Plan shall be administered solely by the Compensation/Stock Option Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, as such Committee is from time to time constituted, or any successor committee the Board may designate to administer the Plan; provided that the Board may delegate the administration of the Plan, in whole or in part, and on such terms and conditions as it shall determine (as required by applicable law), to one or more officers of the Company with respect to any employee of the Company who is not subject to Rule 16b-3 (“Rule 16b-3”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and such delegated officers shall be the Committee hereunder with respect to such employees. The membership of the Committee may otherwise consist of two or more members of the Board who are “outside directors” as defined in Section 162(m) of the Code and “non-employee directors” as defined in Rule 16b-3.

The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein and described in the foregoing paragraph) to select the employees and other individuals to be granted options under the Plan (“Option”), to determine the type, size and terms of the grant of Options to be made to each individual selected, to modify the terms of any Option that has been granted, to determine the time when Options will be granted, to make any adjustments necessary or desirable as a result of the granting of Options to eligible individuals located outside the United States and to prescribe the form of the instruments embodying Option Agreements (as hereinafter defined) made under the Plan. The Committee is authorized to interpret the Plan and the Options granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determination, which it deems necessary or desirable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee (or its delegate as permitted herein) in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company or its Affiliates (as hereinafter defined) to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Options granted or to be granted to Plan participants. No member of the Committee and no officer of the Company or its Affiliates shall be liable for anything done or omitted to be done by him or her, by any other member of the Committee or by any officer of the Company or its Affiliates in connection with the performance of duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.

3.	Participation.

(a)
Affiliates.    If an Affiliate of the Company wishes to participate in the Plan and its participation shall have been approved by the Board upon the recommendation of the Committee, the board of directors or other governing body of the Affiliate shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the Affiliate in the Plan with respect to its employees or other individuals performing services for it. As used herein, the term “Affiliate” means any entity that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company as determined by the Committee in its discretion. Notwithstanding the foregoing, all of the Company’s wholly-owned subsidiaries are deemed to be Affiliates entitled to participate in the Plan, subject to any additional conditions as may be required by any applicable foreign laws.

An Affiliate participating in the Plan may cease to be a participating company at any time by action of the Board or by action of the board of directors or other governing body of such Affiliate, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the Affiliate’s board of directors or other governing body taking such action. If the participation in the Plan of an Affiliate shall terminate, such termination shall not relieve it of any obligations theretofore incurred by it, except as may be approved by the Committee in its discretion.

(b)
Participants.    All employees, officers, directors and independent contractors of both the Company and participating Affiliates are eligible to participate in the Plan. Consistent with the purposes of the Plan, the Committee shall have exclusive power (except as may be delegated as permitted herein) to select the eligible employees, officers, directors and other individuals performing services for the Company and its Affiliates, including consultants or independent contractors and others who perform services for the Company and its Affiliates, who may be granted Options under the Plan. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion.

4.	Options under the Plan.

(a)
Options.    Options are rights to purchase common shares of the Company, par value $0.01 per share (the “Common Shares”). Options may be granted that are intended to be “incentive stock options” within the meaning of Section 422(b) of the Code (“Incentive Stock Options”), or that are not Incentive Stock Options (“Non-Qualified Stock Options”), or a combination thereof. Options are subject to the terms, conditions and restrictions specified in Paragraph 5.

(b)
Options that May Be Issued.    There may be issued under the Plan an aggregate of not more than 3,500,000 Common Shares, subject to adjustment as provided in Paragraph 8. The maximum number of Common Shares that may be subject to Options granted to one person in any fiscal year shall not exceed 1,000,000 Common Shares, subject to adjustment as provided in Section 8. Any Common Shares subject to an Option that is cancelled or terminated without having been exercised or vested shall again be available for Options under the Plan; provided, however, that any such availability shall not apply for purposes of the limitation on the maximum number of Common Shares that maybe subject to Options granted to any one person.

(c)
Rights with respect to Common Shares and Other Securities.    Unless otherwise determined by the Committee in its discretion, a participant to whom a grant of an Option is made (and any person succeeding to such a participant’s rights pursuant to the Plan) shall have no rights as a stockholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Option until the date of the issuance of a stock certificate to him or her for such Common Shares or other instrument of

2

ownership, if any. Except as provided in Paragraph 8, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.

5.	Conditions and Restrictions.

An Incentive Stock Option may be granted only to an eligible employee of the Company or its parent or subsidiary corporation. Each Option granted under the Plan shall be evidenced by an instrument (“Option Agreement”) in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

(a)
The Option exercise price may be equal to, or greater than, the Fair Market Value (as hereinafter defined) of the Common Shares subject to such Option at the time the Option is granted; provided, however, that the Option exercise price of an Incentive Stock Option granted to an employee who owns more than ten percent of the voting power of all classes of stock of the Company or its parent or subsidiary (a “Ten Percent Shareholder”) shall not be less than 110% of the Fair Market Value of the Common Shares at the time the Option is granted.

(b)
Except for annual Option grants to Eligible Directors, the Committee shall determine the number of Common Shares to be subject to each Option. Options shall become exercisable in installments, if any, as provided by the Committee.

(c)
Except as may be approved by the Committee with respect to Non-Qualified Options, any Option offered pursuant to the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the participant’s lifetime only by him or her, and a participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

(d)	An Option shall not be exercisable:

(i)
after the expiration of ten years from the date it is granted (five years after it is granted in the case of an Incentive Stock Option granted to a Ten Percent Employee), or other than during such period, at such time or times and in such installments, as the Committee may establish;

(ii)
unless payment in full is made for the shares being acquired thereunder at the time of exercise. Such payment shall be made in such form (including, but not limited to, cash, Common Shares owned by the participant for at least six months, or any combination thereof) as the Committee may determine in its discretion; and

(iii)
unless the person exercising the Option has been, at all times during the period beginning with the date of the grant of the Option and ending on the date of such exercise, employed by or otherwise performing services for the Company or an Affiliate, or a corporation, or a parent or subsidiary of a corporation, substituting or assuming the Option, except that, in the discretion of the Committee:

3

(A)
if such person shall cease such employment or performance of services by reason of his Disability (as defined in Paragraph 7) or early, normal or deferred retirement under an approved retirement program of the Company (or in the case of non-employee director, retirement from the Board) or an Affiliate (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Option which has not expired and has not been fully exercised, such person may exercise the Option with respect to any Common Shares as to which he or she could have exercised the Option on the date he ceased such employment or performance of services (and, if the Committee so determines, with respect to any or all Common Shares under such Option as to which he could not then have otherwise exercised such Option) for an additional period, as described by the Committee, of up to three years after the date he or she ceased such employment or performance of services (but in no event after the expiration date of the Option); or

(B)
if such person shall cease such employment or performance of services by reason of death while holding an Option that has not expired and has not been fully exercised, his or her executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the expiration date of the Option), exercise the Option with respect to any Common Shares as to which the decedent could have exercised the Option at the time of his or her death (and if the Committee so determines, with respect to any or all Common Shares subject to such Option as to which the decedent could not then have otherwise exercised such Option); and

(C)
if such person shall cease such employment or performance of services for any reason other than Disability, early, normal or deferred retirement or death, while holding an Option which has not expired and has not been fully exercised, such person may exercise the Option with respect to any Common Shares as to which he or she could have exercised the Option on the date he or she ceased such employment or performance of services (and, if the Committee so determines, with respect to any or all Common Shares under the Option as to which he or she could not then have otherwise exercised the Option) for such additional period, if any, following the date he or she ceased such employment or performance of services, that the Committee may determine (but in no event after the expiration date of the Option).

(e)
For purposes of this Plan, “Fair Market Value” per Common Share as of a particular date shall mean (i) the closing sales price per Common Share on a national securities exchange for the last preceding date on which there was a sale of such Common Shares on such exchange, or (ii) if Common Shares are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Common Shares in such over-the-counter market for the last preceding date on which there was a sale of such Common Shares in such market, or (iii) if the shares of Common Shares are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

(f)
In the case of an Incentive Stock Option, the aggregate Fair Market Value of Common Shares (determined at the time of the grant of the Option) with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all option plans of the Company) shall not exceed $100,000, determined in the order in which they are granted. Any Incentive Stock Options exceeding the limitation of the

4

preceding sentence (or that otherwise fail to qualify as Incentive Stock Options) shall be reclassified as Non-Qualified Stock Options.

(g)
The intent of the Company is that all Options granted under this Plan shall have fixed and determinable terms, and not options with variable terms, within the meaning of Accounting Principles Board Opinion No. 25; all ambiguities in construction of Option Agreements shall be so interpreted, and all Option Agreements shall be deemed supplemented to the extent necessary to effectuate this intent and contrary provisions disregarded.

6.	Amendment or Substitution of Options under the Plan.

The terms of any outstanding Option under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Option) provided that no such amendment shall adversely affect in a material manner any right of a participant under the Option without his or her written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the participant’s position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, Affiliate, division or department thereof, on the Plan or on any Option under the Plan.

7.	Disability.

For the purposes of this Plan, a participant shall be deemed to have terminated his employment or performance of services for the Company and its Affiliates by reason of Disability, if the participant is absent from his or her duties with the Company or an Affiliate for a period of at least 180 days during any 12 month period as a result of incapacity due to a mental or physical illness. The method of establishing Disability shall be a good faith determination by the Committee.

8.	Dilution and Other Adjustments.

In the event of any change in the outstanding Common Shares of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, share offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, or in the event of any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment in the terms of any Option or the number of Common Shares available for Options, such adjustment may be made by the Committee and shall be final, conclusive and binding for all purposes of the Plan.

9.	Designation of Beneficiary by Participant.

A participant may name a beneficiary to receive any payment to which he or she may be entitled in respect of any Option under the Plan in the event of his or her death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion. The Committee reserves the right to review and approve beneficiary designations. A participant may change his or her beneficiary from time to time in the same manner, unless such participant has made an irrevocable designation. Any designation of beneficiary under the Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated beneficiary survives the participant and is living on the date on which any amount becomes payable to such participant’s beneficiary, such payment will be made to the legal representatives of the

5

participants estate, and the term “beneficiary” as used in the Plan shall be deemed to include such person or persons. If there is any question as to the legal right of any beneficiary to receive a distribution under the Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Board and the Committee and the members thereof will have no further liability to anyone with respect to such amount.

10.	Change in Control.

(a)
Upon the occurrence of a Change in Control (as hereinafter defined), each Option that is outstanding on the date of such Change in Control shall be exercisable in full immediately (whether or not then exercisable).

(b)	For this purpose, a Change in Control shall be deemed to have occurred if:

(i)
any Person (as defined below) is or becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than 50% of the combined voting power of the Company’s then outstanding securities; or

(ii)
during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

(iii)
the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, which merger or consolidation is consummated, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with newly acquired ownership acquired in such transaction by any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(iv)
the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company to any Person of all or substantially all the Company’s assets, which liquidation, sale or disposition is consummated.

For purposes of this subsection 10(b), Person shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, however, a Person shall not include (1) the Company or any of its Affiliates; (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates; (3) an underwriter temporarily holding securities pursuant to an offering of such securities; or (4) a corporation owned, directly or indirectly, by the

6

shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

11.	Miscellaneous Provisions.

(a)
No employee or other person shall have any claim or right to be granted an Option under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any participant at any time and for any reason is specifically reserved.

(b)
No participant or other person shall have any right with respect to the Plan, the Common Shares reserved for issuance under the Plan or in any Option, contingent or otherwise, until written evidence of the Option shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Option applicable to such recipient (and each person claiming under or through him or her) have been met.

(c)
No Common Shares, other Company securities or property, or other forms of payment shall be issued hereunder with respect to any Option unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

(d)
The Company and its Affiliates shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Common Shares, other securities or property, or other forms of payment, or any combination thereof, upon exercise of any Option under the Plan, that the participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit a participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Option, at such time and in such manner as the Committee shall deem to be appropriate, including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Common Shares, other Company securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Option to such person, having a fair market value equal to the amount of such taxes.

(e)	The expenses of the Plan shall be borne by the Company.

(f)
By accepting any Option under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken by the Company, the Board or the Committee or its delegates.

(g)
Fair market value in relation to securities (other than Common Shares) or property or other forms of payment of Options under the Plan, or any combination thereof, as of any specific time shall mean such value as determined by the Committee in accordance with applicable law.

7

(h)	The masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

(i)
The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Options hereunder or any Common Shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act (or any successor provision) or any other applicable statute, rule or regulation.

(j)
The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Options granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

12.	Plan Amendment or Suspension.

The Plan may be amended or suspended in whole or in part at any time and from time to time by the Board. No amendment or suspension of the Plan shall adversely affect in a material manner any right of any participant with respect to any Option theretofore granted without such participant’s written consent, except as permitted under Paragraph 8.

13.	Effective Date and Duration of Plan.

(a)
This Plan shall be effective as of March 5, 2002, provided that the Plan is approved by the shareholders of the Company at the 2002 annual meeting of shareholders, and such approval of shareholders shall be a condition to the right of each participant to receive an Option hereunder.

(b)	This Plan shall terminate upon the earlier of the following dates or event to occur:

(i)	upon the adoption of a resolution of the Board terminating the Plan; or

(ii)
ten years from the effective date of the Plan, provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Plan for an additional period of up to five years. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his or her consent, under any Option theretofore granted under the Plan except that subsequent to termination of the Plan, the Committee may make amendments permitted under Paragraph 8.

8

PROXY

VALASSIS COMMUNICATIONS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Alan F. Schultz, Robert L. Recchia and Barry P. Hoffman, or any of them, with full power of substitution and revocation, as attorneys and proxies, for and in the name, place and stead of the undersigned, to vote all the shares of the common stock of VALASSIS COMMUNICATIONS, INC., owned or entitled to be voted by the undersigned as of the record date, at the Annual Meeting of Stockholders of said Company scheduled to be held at the Company’s headquarters, 19975 Victor Parkway, Livonia, Michigan 48152, on Tuesday, May 14, 2002 at 9:00 A.M. Eastern Time or at any adjournment or adjournments of said meeting, on the following proposals as indicated.

(Please date and sign on reverse side)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
VALASSIS COMMUNICATIONS, INC.

May 14, 2002

¯    Please Detach and Mail in the Envelope Provided    ¯

A ☒	Please mark your votes as in this example.

	FOR all nominees listed as right (except as marked to the contrary below)	WITHHOLD	Nominees:	Patrick F. Brennan		FOR	AGAINST	ABSTAIN
1. Election of Nine Directors	☐	☐		Kenneth V. Darish Seth Goldstein Barry P. Hoffman	2. To approve the Company’s 2002 Long-Term Incentive Plan	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.				Brian J. Husselbee Robert L. Recchia Marcella A. Sampson Alan F. Schultz Faith Whittlesey	3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002.	☐	☐	☐

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

This proxy if properly executed and returned will be voted in accordance with the directions specified herein. If no directions are specified, this proxy will be voted FOR the election of the Directors named at left or their substitutes as designated by the Board of Directors and FOR the other proposals listed herein. The proxies are authorized to vote as they may determine in their discretion, upon such other business as may properly come before the meeting.

SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED,

Dated 2002
SIGNATURE OF STOCKHOLDER			SIGNATURE OF CO-HOLDER (IF ANY)
NOTE: Please sign exactly as your name appears hereon and date. Joint owners should each sign. Trustees and fiduciaries should indicate the capacity in which they are signing.